EXHIBIT 10.4


                        PARTICIPATING INTEREST AGREEMENT

         This Agreement is made on February 4, 2003.

BETWEEN:

         GEOGLOBAL RESOURCES (INDIA) INC., a company incorporated in the Province of Alberta, Canada, and having an office at 200, 630 - 4th Avenue S.W., Calgary, Alberta, T2P 0J9, Canada ("GGR INDIA"); and

         ROY GROUP (MAURITIUS) INC., a company incorporated under the laws of the Republic of Mauritius having a registered office at c/o International Financial Services Limited, 3rd Floor, Les Cascades, Edith Cavell Street, Port Louis, Mauritius ("RGM").

WHEREAS:

(A) GGR India holds a 10% undivided interest under the Production Sharing Contract ("PSC-KG") and is a party to the Carried Interest Agreement ("CIA");

(B) Jean Paul Roy ("JPR") of Guatemala owns all the common shares of GGR India and of RGM and accordingly JPR controls GGR India and RGM;

(C) JPR and the Parties wish to provide for the participation by RGM in respect of the Production Sharing Contract and in furtherance of that goal GGR India agrees to assign and transfer and RGM agrees to accept the Participating Interest on the terms and conditions hereinafter provided.

NOW THEREFORE in consideration of representations and the mutual covenants and understandings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.       INTERPRETATION

1.1 In this Agreement the following words and expressions shall have the following meanings:

         "AFFILIATE" has the same meaning as the definition as "Affiliate" in the PSC-KG.

         "AGREEMENT" means this Agreement.

         "CARRIED INTEREST AGREEMENT" or "CIA" means the Carried Interest Agreement dated August 27th, 2002, between Gujarat State Petroleum Corporation Limited and GGR India.

         "EFFECTIVE DATE" has the same meaning as the definition of "Effective Date" in the PSC-KG.

         "GOVERNMENT" means Directorate General of Hydrocarbons under the Ministry of Petroleum & Natural Gas of India.

         "GOVERNMENT PERMISSION" has the meaning ascribed to it in Clause 2.2.

         "JOINT VENTURE PARTNERS" means the joint venture partners under the PSC-KG, which, at the present date are Gujarat State Petroleum Corporation Limited, GGR India and Jubilant Enpro Limited.

         "PARTY" means GGR India or RGM and "PARTIES" means both of them.

         "PARTICIPATING INTEREST" means fifty per cent (50%) of GGR India's undivided interest in and under the PSC-KG and the CIA together with any other documents supplemental or ancillary thereto and its rights, interests and obligations relating thereto and all assets, joint property, rights and interests relating thereto.

         "PRODUCTION SHARING CONTRACT" or "PSC-KG" means the production sharing contract dated February 4th, 2003, among the Government, Gujarat State Petroleum Corporation Limited, Jubilant Enpro Limited and GGR India with respect to the contract area identified as Block-KG-OSN-2001/3.

2.       ASSIGNMENT OF PARTICIPATING INTEREST

2.1      (a)      Subject to the terms of this Agreement, GGR India hereby
                  agrees to assign and transfer to RGM and RGM hereby agrees to accept, the Participating Interest.

         (b) Subject to the terms of this Agreement, the assignment and transfer referred to in Clause 2.1(a) shall, as between the Parties, be deemed for all purposes to be made with effect on and from the Effective Date.

2.2 The Parties acknowledge the assignment and transfer in Clause 2.1(a) is conditional upon the receipt of consent and/or permission from the Government pursuant to Article 28 of the PSC-KG (the "GOVERNMENT PERMISSION").

2.3 From the date hereof until all actions contemplated in Clause 2.5 are completed, as between the Parties, GGR India shall retain the exclusive right to deal with the other parties to the PSC-KG and the CIA and shall be entitled to make all decisions regarding the Participating Interest in its sole discretion as it determines is appropriate on behalf of itself and RGM.

2.4 From the date hereof until all actions contemplated in Clause 2.5 are completed, RGM hereby agrees to be bound by and responsible for any and all actions taken by, obligations undertaken by and costs incurred by GGR India in regard to the Participating Interest and acknowledges that it will be responsible and liable to GGR India for its share of all costs, interests, liabilities and obligations arising out of or in relation to the Participating Interest, including the payment of all income, withholding or transfer taxes, or any interest or penalties relating thereto imposed on or arising in respect of the Participating Interest. RGM further undertakes and agrees to fully indemnify GGR India in respect of any and all costs, expenses, losses, damages or liabilities occasioned by RGM's failure to pay the same.

2.5 The Parties acknowledge a shared belief that the Government Permission is forthcoming and agree that each Party shall use all reasonable endeavours and provide all reasonable assistance to the other Party in obtaining the Government Permission. Upon receiving the Government Permission, the assignment and transfer shall be effective as between the Parties in accordance with Clause 2.1(b) and the Parties shall arrange for the execution of assignment and novation agreements in respect of the PSC-KG and the CIA, as well as any joint operating agreement which may have been entered into among GGR India and the other Joint Venture Partners, in order to formally recognize the assignment and transfer of the Participating Interest to RGM.

2.6      Subject to all actions contemplated in Clause 2.5 being completed:

         (a) RGM undertakes to indemnify GGR India and keep GGR India indemnified from all costs, claims, liabilities and expenses in respect of the Participating Interest arising out of or in connection with any event, incident, act or omission occurring on or after the Effective Date.

         (b) RGM shall be entitled to all income, receipts, credits, reimbursements, monies receivable, rebates and other benefits in respect of the Participating Interest which relate to the period on or after the Effective Date.

         (c) GGR India shall have the right to off-set any sums owing to RGM pursuant to paragraph 2.6(b) against sums owing to GGR India pursuant to paragraph 2.6(a) hereof.

3.       REPRESENTATIONS AND WARRANTIES

3.1 Each Party represents and warrants to the other Party that this Agreement and all other documents executed and delivered by and on behalf of a Party pursuant to this Agreement have been or will be duly authorized, executed and delivered by such Party and constitute or will constitute valid and binding obligations of such Party and such Party has taken all actions necessary to authorize and complete the transactions contemplated herein.

3.2 RGM acknowledges and agrees that it has relied on its own investigations and due diligence with respect to the Participating Interest, and that it is fully aware of the terms and conditions of the PSC-KG and the CIA.

4.       FURTHER ASSURANCE

4.1 Each Party undertakes to the other Party that it will do all such acts and things and execute all such deeds and documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

5.       RIGHT TO ASSIGN, SELL OR DISPOSE

5.1 From the date hereof until August 4, 2009, RGM agrees that it shall not:

         (a) dispose of any of any interest in this Agreement or any Participating Interest, whether by assignment, sale, trade, lease, sublease, farmout or otherwise; or

         (b)      assign or transfer shares of RGM to any third party;

         without first complying with the provisions of Clause 5.2, provided that it may assign, transfer or dispose such an interest to an individual member of JPR's family, a corporate body controlled by JPR or a member of his family, or an Affiliate of RGM, without any requirement to comply with the provisions of this Clause 5, provided such transferee agrees in writing to be bound by all the terms of this agreement. In any event, RGM shall give five (5) days prior written notice to GGR India of all transfers in reliance upon the proviso set forth in the foregoing sentence.

5.2 If RGM wishes to make an assignment, transfer or disposition contemplated in Clause 5.1, it shall, by notice, advise GGR India of its intention to make such assignment, transfer or disposition, including in such notice a description of the Participating Interest or other interest proposed to be disposed, the identity of the proposed assignee, the price or other consideration for which the RGM is prepared to make such disposition and all other material terms of the proposed transaction, the proposed effective date and closing date of the transaction and any other information material to the exercise of GGR India's rights hereunder. GGR India shall have a right of first refusal to purchase the interest described in such notice.

5.3 Within twenty (20) days from receipt of notice in Clause 5.2 GGR India may give notice to RGM that it elects to purchase the Participating Interest or other interest described in the disposition notice for the applicable price or comparable consideration. Such notice of acceptance shall create a binding contractual obligation upon RGM to sell, and upon GGR India to purchase, for the applicable consideration, all of the Participating Interest or other interest included in such disposition notice on the terms and conditions set forth in the disposition notice.

5.4 If GGR India does not elect to exercise its right of first refusal, the assignment, transfer or disposition to the original proposed assignee may proceed, subject to the consent of GGR India, such consent not to be unreasonably withheld.

6.       GENERAL

6.1 The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

6.2 No provision of this Agreement may be amended, modified, waived, discharged or terminated, otherwise than by the express written agreement of the parties hereto nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the Party not in breach.

6.3 The Parties agree that if the Government Permission is materially delayed or such Government Permission is declined such that a Party is deprived of economic benefit it would otherwise be entitled to receive under the Agreement, the Parties agree to amend the Agreement or take such other reasonable steps to ensure that an equitable result for both Parties is achieved consistent with their intentions as set out herein or contemplated hereby, and in particular, the Parties agree to ensure that RGM is provided an economic benefit equivalent to that originally contemplated by the Parties herein In the event Government Permission is declined, neither Party shall be entitled to assert any claim against the other Party, except in accordance with their rights as specifically set forth herein.

7.       NOTICES

7.1 Any notice or other communication given or made under this Agreement shall be in writing and may be delivered to the relevant Party or sent by prepaid letter, telex or facsimile transmission to the address of that Party specified in this Agreement or to that Party's telex or facsimile transmission number thereat or such other address or number as may be notified hereunder by that Party from time to time for this purpose and shall be effectual notwithstanding any change of address not so notified.

7.2 Unless the contrary shall be proved, each such notice or communication shall be deemed to have been given or made and delivered, if by letter 72 hours after posting, if by delivery, when left at the relevant address and, if by telex or facsimile transmission, when transmitted.

7.3      The respective addresses for service are:

         (a)      GGR India

                  GeoGlobal Resources (India) Inc.
                  200, 630 - 4th Avenue S.W.
                  Calgary, Alberta
                  T2P 0J9, Canada

                  Facsimile No. (403) 777-9199
                  Attention:    Allan J. Kent

         (b)      RGM

                  Roy Group (Mauritius) Inc.
                  c/o International Financial Services Limited
                  3rd Floor, Les Cascades, Edith Cavell Street,
                  Port Louis, Mauritius

                  Facsimile No. (230) 211-1000
                  Attention:    Dev Joory

8.       GOVERNING LAW

8.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of Alberta and the Parties agree to submit to the non-exclusive jurisdiction of the Courts in Alberta as regards any claim or matter arising in relation to this Agreement.

AS WITNESS the hands of the duly authorised representatives of the Parties the day and year first above written.

For and on behalf of:
GEOGLOBAL RESOURCES (INDIA) INC.

Per:
     ---------------------------

Per:
     ---------------------------

For and on behalf of:
ROY GROUP (MAURITIUS) INC.

Per:
     ---------------------------

Per:
     ---------------------------

                        DATED                MARCH , 2003
                        ---------------------------------



                        GEOGLOBAL RESOURCES (INDIA) INC.



                           ROY GROUP (MAURITIUS) INC.

--------------------------------------------------------------------------------

                        PARTICIPATING INTEREST AGREEMENT
                            REGARDING AN INTEREST IN
               THE BLOCK KG-OSN-2001/3 PRODUCTION SHARING CONTRACT

--------------------------------------------------------------------------------